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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is made and effective as of the dates written below by and between COLLABORATIVE CLINICAL RESEARCH, INC. ("Company") and GREGORY A. FOLZ (the "Employee").

                                   WITNESSETH:

                  WHEREAS, the Employee wishes to become employed by the Company; and

                  WHEREAS, the Company desires to employ Employee consistent with the terms of this Agreement; and

                  WHEREAS, the Employee and the Company desire to enter into an agreement expressly indicating the terms and conditions of their relationship;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Employee agree as follows:

                  1. DUTIES. The Company employs Employee in the position of Vice President, Sales & Marketing. Employee shall perform his duties under the direction of the Chief Operating Officer, General Manager or designee of the Company. During the course of his employment, Employee shall at all times, faithfully, industriously and to the best of his abilities, perform all duties that reasonably may be required of him by virtue of his position and shall use all diligence to make and keep the Company's trade and/or business. Employee shall devote his full business time and efforts to the affairs of the Company.

                  2. SALARY. The Company will pay Employee a base salary of One Hundred Thirty Thousand Dollars ($ 130,000.00) per year in accordance with the Company's payroll practices, or in such other periodic method to which both parties agree, minus appropriate withholdings and deductions. The Company will review Employee's compensation hereunder on an annual basis, and may adjust the above-indicated level, in its sole discretion, based on Employee's performance of his duties hereunder and/or the performance of the Company. Both parties agree that the above reference to an "annual base salary" or to other benefits of employment, including but not limited to bonuses, does not in any way guarantee and/or add to the express length of employment of Employee, other than as set forth herein.

                  3. BENEFITS. During the course of employment, Employee shall be entitled to participate in any employment benefit plans which are maintained or established by the Company for its similarly-situated employees, including enrollment in medical, dental, and life insurance policies or plans, 401K plan, Stock Option Agreements (Exhibit B & C), Executive Bonus Plan (Exhibit D) and all other benefit plans afforded to other similarly-situated employees. A copy of these documents are attached as Exhibits and are incorporated into this agreement by reference herein.

                  4. EXPENSES. During the original term of this Agreement only, and not during any renewal term, Company shall continue payment for the Employees' automobile (1996 Toyota Avalon, VIN # 4T1BF12B7TU121421) in the currently agreed upon fashion (CCR to pay for monthly lease amount and insurance; Folz to pay $98.67 per pay period toward 1/2 monthly lease amount and for yearly license). Employee shall also be reimbursed for expenses reasonably incurred in connection with the business of the Company in accordance with the practices, policies and programs of the Company.

                  5. VACATIONS. During the course of employment, Employee shall be entitled to Paid Time Off (PTO) time according to the PTO Policy, to be taken at a time or times acceptable to the Company and otherwise consistent with the terms and conditions of this Agreement and the Company's PTO Policy.





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                  6. TERM AND TERMINATION OF AGREEMENT. The Term of this
Agreement shall commence on the date written below and shall continue for a period of one (1) year, and thereafter automatically renew for successive one
(1) years terms unless terminated as provided in paragraphs 6.1, 6.2, 6.3, 6.5, 6.6, 6.7, 6.8 or 6.9 below.

                     6.1 TERMINATION FOR DEATH. This Agreement shall terminate automatically upon the Employee's death. With the exception of any benefits under the Company's employee benefit plans that may inure to the benefit of Employee's beneficiaries, upon Employee's death, the Company shall have no further obligations under the terms and conditions of this Agreement.

                     6.2 TERMINATION FOR DISABILITY. The Company and the Employee acknowledge and agree that the essential functions of the Employee's position are unique and critical to the Company and that a disability condition which causes the Employee to be unable to perform the essential functions of his position with or without reasonable accommodations for a period in excess of one hundred twenty (120) calendar days will constitute an undue hardship on the Company. If the Company determines in good faith upon medical certification and in consultation with Employee and, if necessary or appropriate, with Employee's physician(s), that the Employee is disabled and unable to perform the essential function of his position with or without reasonable accommodations, it may give Employee written notice of its intention to terminate Employee's employment. If Employee's employment is terminated pursuant to this provision during the term of this Agreement, employee shall be entitled to his salary through the date of such termination, and to any other employee benefits maintained or established by the Company for its similarly situated employees.

                     6.3 TERMINATION FOR CAUSE. The Company may terminate Employee's employment for cause by written notification citing the specific reasons for termination. For purposes of this Agreement, "Cause" means:

                         (1) Employee's failure to complete satisfactorily the Company's routine pre-employment background check;

                         (2) Employee's conviction of a felony involving moral turpitude or a felony in connection with his employment;

                         (3) Employee's theft, fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company;

                         (4) Employee's use or possession of illegal drugs and/or alcohol on Company premises or reporting to work under the influence of same; or

                         (5) Employee's engaging in conduct, in or out of the workplace, which in the Company's reasonable determination has an adverse effect on the reputation or business of the Company; or

Under any such termination for Cause, all rights, benefits, obligation and duties of the parties hereunder shall immediately cease, except any compensation due and owing through the date of termination and/or fringe benefits which have vested on Employee's behalf prior to such termination, if any.

                     6.4 SUSPENSION. In the event Employee engages in conduct subjecting Employee to potential civil or criminal liability which could have an adverse effect upon the Company's reputation or business or is related to Employee's duties and responsibilities, the Company reserves the right to immediately suspend Employee with pay, pending investigation and/or the outcome of the matter.

                     6.5 TERMINATION BY EMPLOYEE. Employee may terminate this Agreement by providing at least thirty (30) days notice in writing to such effect, prior to the end of a contract year. If the Employee terminates in accordance with this paragraph 6.5 the Agreement shall expire and terminate on its anniversary date. Salary and other benefits shall cease on the Agreement expiration date except that any accrued benefits such as 401k balances, paid time off balances, etc. shall be compensated for.



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                     6.6 TERMINATION BY COMPANY AT END OF CONTRACT YEAR. The
Company may terminate this Agreement at the end of a contract year by providing written notice at least thirty (30) days prior to the Anniversary Date. In the event of such a termination by the Company, other than for cause as described in paragraph 6.3, the Employee shall be provided with salary continuation and outplacement assistance in accordance with paragraph 6.8 (ii).

                     6.7 TERMINATION BY EMPLOYEE FOR GOOD REASON. The Employee may terminate his employment under this agreement for Good Reason at any time during the term of this agreement by giving written notice to the Company, with such notice being not less than thirty (30) days notice prior to the identified date of separation. For purposes of this agreement, Good Reason shall be limited to a reduction in job title or responsibilities, a reduction in annual base salary or a requirement by the Company to relocate business offices to a new city. Such changes in the employment status of Employee may from time to time occur, but only by mutual agreement of the parties and evidenced by a written memorandum executed by the parties. In the event Employee exercises his right to terminate the agreement for Good Reason, Employee shall at the time of such termination be entitled to receive (i) his salary through the date of such termination and for a period of one (1) year after such termination, and (ii) outplacement services from an agency to be selected by the Company in an amount not to exceed Ten Thousand ($10,000.00) Dollars.

                     6.8 TERMINATION OTHER THAN FOR CAUSE. The Company may terminate the Employee for other than Cause at any time during the term of this Agreement, upon not less than thirty (30) days notice. In the event the Company exercises its right to terminate the Employee other than for Cause at any time during this Agreement, Employee shall at the time of such termination be entitled to receive (i) his salary through the date of such termination and for a period of one (1) year after such termination, and (ii) outplacement services from an agency to be selected by the Company in an amount not to exceed Ten Thousand ($10,000.00) Dollars.

                     6.9 CHANGE OF CONTROL. If a Change of Control (as defined in this paragraph) shall occur during the Term of this Agreement, and Employee's employment is not continued by the purchaser or successor, Employee shall at the time of such non-continuation of employment be entitled to receive (i) his salary through the date of such non-continuation and for a period of one (1) year after such non-continuation, and (ii) outplacement services from an agency to be selected by the Company in an amount not to exceed Ten Thousand ($10,000.00) Dollars. For purposes hereof, the term "Change of Control" shall mean (A) the sale of all or substantially all of the assets of the Company, (B) the sale of a majority of the outstanding shares of capital stock of the Company entitled to vote in a single transaction or series of related transactions (except with respect to a public offering of the Company's shares of capital stock), (C) the consummation of a merger, consolidation or similar transaction involving the Company in which the holders of the Company's capital stock immediately prior to the transaction do not retain at least a majority of the voting power of the Company surviving the merger or its parent Company, or (D) the sale, liquidation or dissolution of the Company or the Network Division.

                  7. RESTRICTIVE COVENANTS OF EMPLOYEE. The Employee acknowledges and agrees that he has previously executed a non-compete non-disclosure agreement (dated 2/21/97) and that this agreement currently remains in full force with the Company. A copy of this document is attached as Exhibit A and is incorporated into this agreement by reference herein.

                  8. REPRESENTATIONS OF EMPLOYEE. Employee represents and warrants to the Company that he has the capacity to enter into this Agreement that he is not a party to any agreement, arrangement or other understanding with any person or entity which might affect, restrain or conflict with the provisions of this Agreement and/or the services to be provided to the Company by Employee under this Agreement.

                  9. REFORMATION OF AGREEMENT; SEVERABILITY. In the event that any provision or term of this Agreement is found to be void or unenforceable to any extent for any reason, it is the agreed-upon intent of the parties hereto that all remaining provisions or terms of the Agreement shall remain in full force and effect to the maximum extent permitted and that the Agreement shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.



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                  10. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns. Employee shall not assign this Agreement without the prior written consent of the Company.

                  11. NOTICE. Any notice required to be given under the terms of this Agreement shall be in writing, and mailed to the recipient's last known address or delivered in person. If sent by registered or certified mail, such notice shall be effective when mailed; otherwise, it shall be effective upon delivery to the following:

                  To Company:       General Counsel
                                    Collaborative Clinical Research, Inc.
                                    20600 Chagrin Blvd.
                                    Cleveland, Ohio 44122
                                    216-491-9930
                                    216-491-9494 facsimile


                  To Employee:      Gregory A. Folz
                                    4200 Bellemeade Ave.
                                    Evansville, IN   47714
                                    812-475-1790


                  12. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and replaces or supersedes any previous agreement on such subject matter. It may not be changed orally, but only by agreement, in writing, signed by each of the parties hereto. The terms or covenants of this Agreement may be waived only by a written instrument specifically referring to this Agreement, executed by the party waiving compliance. The failure of the Company at any time, or from time to time, to require performance of any of Employee's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time; and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.


                  13. BINDING ARBITRATION. In the event, upon termination of Employee's employment, a disagreement exists between Employee and the Company as to which section of Section 6 governs such termination (i.e., if the party terminating Employee's employment (the "Terminating Party") claims that "Death, "Disability", "Cause", "End of Contract Year", "Other Than Cause", or "Change of Control" exists and the other party (the "Disputing Party") disputes such claim, the issue of which section should govern such termination shall be submitted by the parties to binding arbitration in accordance with the provisions of this
Section 6. Within thirty (30) days after termination of Employee's employment the Disputing Party may challenge the claimed basis for termination by giving written notice (the "Dispute Notice") of such challenge to the Terminating Party. Within fourteen (14) days after delivery of such Dispute Notice, the parties shall appoint an independent arbitrator experienced in employment matters who shall determine which section of this Section 6 applies to the termination. In the event the parties cannot agree on an arbitrator within fourteen (14) days after delivery of the Dispute Notice, then each party shall appoint one arbitrator, and the two arbitrators shall appoint a third arbitrator. In either case, the determination of the arbitrator or the majority of the arbitrators, as the case may be, shall be final and binding upon both Employee and the Company. The authority of the arbitrators hereunder shall be limited to determining which section of this Section 6 governs, and the arbitrators shall not have authority to reinstate Employee, to alter the amount of the payment due to Employee under the applicable section of this Section 6, or to award Employee or the Company any other amounts by way of damages or otherwise. Any arbitration hereunder shall be conducted in Cleveland, Ohio in accordance with the Rules of the American Arbitration Association. In the event the Disputing party fails to give the Dispute Notice within the thirty (30) day period provided above, all rights of the Disputing Party to challenge the claimed basis for termination shall expire. The costs of the arbitration process will be equally paid by the Terminating Party and Disputing Party.



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                  14. HEADINGS. The headings in this Agreement are intended
solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.



                  15. COUNTERPARTS. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.


                  16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the conflict of law provisions thereof.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates written below.


Date:    12/17/98                      /s/ Gregory A. Folz
      --------------------      ---------------------------------
                                       Gregory A. Folz




                                        COLLABORATIVE CLINICAL RESEARCH, INC.


Date:    12/17/98                  By:  /s/ Richard J. Kasmer
      --------------------      ---------------------------------
                                   Title:   General Manager








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